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                                                                   Exhibit 10.56

                                                  MERS MIN: 8000101-0000002626-9

                                 PROMISSORY NOTE

$5,940,000.00                                                 New York, New York
                                                                   March 2, 2006

          FOR VALUE RECEIVED, COLE MT SPRING TX, LP, a Delaware limited partnership, having its principal place of business at 2555 E. Camelback Road, Ste. 400, Phoenix, Arizona 85016, a maker hereunder (referred to herein as "BORROWER"), hereby unconditionally promises to pay to the order of BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, as payee, having an address at 383 Madison Avenue, New York, New York 10179 ("LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIVE MILLION NINE HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($5,940,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (the "LOAN AGREEMENT"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                                    ARTICLE 1

                                  PAYMENT TERMS

          Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. This Note shall be the "Note" as defined in the Loan Agreement.

                                    ARTICLE 2

                            DEFAULT AND ACCELERATION

          The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within five (5) days of the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

                                    ARTICLE 3

                                 LOAN DOCUMENTS

          This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

                                    ARTICLE 4

                                 SAVINGS CLAUSE

          Notwithstanding anything to the contrary contained in this Note or the Mortgage, neither the Applicable Interest Rate nor the Default Rate shall at any time exceed the Maximum Rate. The term "Maximum Rate," as used herein, shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Chapter 303 of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be the "weekly ceiling" as defined in Section 303.002 of said Code and as computed in accordance with Section 303.003 of said Code, from time to time in effect; provided, however, that to the extent

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permitted by applicable law, Lender reserves the right to change, from time to time by further notice and disclosure to Borrower, the ceiling on which the Maximum Rate is based under Chapter 303 of said Code; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note or the Mortgage shall not be limited to the applicable rate ceiling under Chapter 303 of said Code if federal laws or other state laws now or hereafter in effect and applicable to this Note or the Mortgage (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest. In no event shall the Loan be considered a revolving credit account as defined in Chapter 346 of the Texas Finance Code, as may be hereafter amended or recodified.

     It is the intention of the parties hereto to comply with the usury laws of the State of Texas and the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge which is usurious, and by execution of this Note or the Mortgage, Borrower agrees that Lender has no such intent. This Note, the Mortgage, the other Loan Documents and all other agreements between Borrower and Lender or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Lender or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Debt, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Lender or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without prepayment premium or penalty) or on account of any other principal indebtedness of Borrower to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Borrower. All sums paid and agreed to be paid to Lender or any other holder for use, forbearance or detention of the indebtedness of Borrower shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the period until payment in full on the Note (or any renewals, extensions and rearrangement thereof) so that the actual rate of interest on account of the Debt is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. The terms and provisions of this Article 4 shall control and supersede any other provision of this Note or the other Loan Documents.

                                    ARTICLE 5

                                 NO ORAL CHANGE

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                                    ARTICLE 6

                                     WAIVERS

          Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind except with respect to matters for which any of the Loan Documents specifically provides for the giving of notice by Lender to Borrower. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of

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Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a limited liability company, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the members comprising the company, and the term "Borrower," as used herein, shall include any alternate or successor company, but any predecessor company shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.)

                                    ARTICLE 7

                                    TRANSFER

          Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer except as provided in the Loan Agreement, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall from that date forward forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                                    ARTICLE 8

                                   EXCULPATION

          The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                                    ARTICLE 9

                                  GOVERNING LAW

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND APPLICABLE FEDERAL LAWS.

                                   ARTICLE 10

                                     NOTICES

          All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

                         [NO FURTHER TEXT ON THIS PAGE]

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          IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                          BORROWER:

                          COLE MT SPRING TX, LP, a Delaware limited partnership

                          By: Cole GP CCPT II, LLC, a Delaware limited liability
                              company, its General Partner

                              By: Cole REIT Advisors II, LLC, a Delaware limited
                                  liability company, its Manager


                                  By: /s/ John M. Pons
                                      ------------------------------------------
                                      John M. Pons
                                      Senior Vice President

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                                 ACKNOWLEDGMENT

STATE OF Arizona

COUNTY OF Maricopa

     This instrument was acknowledged before me on March 1, 2006, by John M. Pons, Senior Vice President of Cole REIT Advisors II, LLC, a Delaware limited liability company, the manager of Cole GP CCPT II, LLC, a Delaware limited liability company, the general partner of Cole Mt Spring TX, LP, a Delaware limited partnership, on behalf of said entities.


                                        /s/ Sadie Hansen
                                        ----------------------------------------
                                        Notary Public, State of Arizona

My Commission Expires:
2/26/09